Exhibit 11

                         THE BOSTON BEER COMPANY,INC.
           STATEMENT REGARDING COMPUTATION OF NET EARNINGS PER SHARE
                     (in thousands, except per share data)
                                  (unaudited)

                                                                                     Three months ended
                                                                             ---------------------------------
                                                                               March 28,            March 29,
                                                                                 1998                 1997
                                                                             ------------          -----------
Weighted average number of common shares outstanding                           20,459,172           20,099,422

Add: Common equivalent shares representing shares issuable
  upon conversion of stock options (using the treasury stock method)               92,082              256,358
                                                                             ------------          -----------
Weighted average number of common and common equivalent shares                 20,551,254           20,355,780
                                                                             ============         ============
Net Income                                                                    $     2,076          $     1,580
                                                                             ============         ============
Earnings per share - Basic                                                    $      0.10          $      0.08
                                                                             ============         ============
Earnings per share - Diluted                                                  $      0.10          $      0.08
                                                                             ============         ============